Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                                   WICOR, Inc.
             (Exact name of registrant as specified in its charter)

          Wisconsin                               39-1346701
    (State or other jurisdiction                  (I.R.S. Employer
   of incorporation or organization)              Identification No.)

             626 East Wisconsin Avenue
               Milwaukee, Wisconsin                             53202
     (Address of principal executive offices)                   (Zip Code)


                   WICOR, Inc. 1994 Long-Term Performance Plan
                            (Full title of the plan)

          George E. Wardeberg                           Copy to:
          President and Chief
           Executive Officer
              WICOR, Inc.                           Jere D. McGaffey
       626 East Wisconsin Avenue                    Foley & Lardner
      Milwaukee, Wisconsin  53202              777 East Wisconsin Avenue
             (414) 291-7026                   Milwaukee, Wisconsin  53202
     (Name, address and telephone number,
including area code, of agent for service)
                           __________________________

                         CALCULATION OF REGISTRATION FEE

        Title of         Amount      Proposed        Proposed
    Securities to be     to be        Maximum        Maximum        Amount of
       Registered      Registered    Offering       Aggregate     Registration
                                       Price        Offering           Fee
                                    Per Share         Price

    Common Stock,        820,000   $28.9375(1)   $23,728,750(1)      $8,183
     $1.00 par value     shares

    Common Stock         820,000        (2)            (2)             (2)
    Purchase Rights      rights

   (1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the average of the high and low prices for WICOR, Inc. Common Stock on the New York Stock Exchange consolidated reporting system on September 26, 1994.

   (2) The value attributable to the Common Stock Purchase Rights is reflected in the market price of the Common Stock to which the Rights are attached.
                        _________________________________

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.   Incorporation of Documents by Reference.

             The following documents filed with the Commission by WICOR, Inc. (the "Company") are hereby incorporated herein by reference:

             1. The Company's Annual Report on Form 10-K for the year ended December 31, 1993, which includes certified financial statements as of and for the year ended December 31, 1993.

             2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1994.

             3.   The description of the Company's Common Stock contained in
   Item 1 of the Company's Registration Statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

             4. The description of the Company's Common Stock Purchase Rights contained in Item 1 of the Company's Registration Statement on Form 8-A, dated September 1, 1989, including any amendment or report filed for the purpose of updating such description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

   Item 4.   Description of Securities.

             Not applicable.

   Item 5.   Interests of Named Experts and Counsel.

             The validity of the securities being offered hereby will be passed on for the Company by Foley & Lardner, Milwaukee, Wisconsin. Jere
   D. McGaffey, a partner in the firm of Foley & Lardner, is a director of the Company. As of September 15, 1994, Foley & Lardner attorneys who participated in the preparation of this Registration Statement, including Mr. McGaffey, beneficially owned 6,928 shares of the Company's Common Stock and accompanying Common Stock Purchase Rights.

   Item 6.   Indemnification of Directors and Officers.

             Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

             Expenses for the defense of any action for which indemnification may be available may be advanced by the Company under certain circumstances.

             The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled.

             The Company maintains a liability insurance policy for its directors and officers as permitted by Wisconsin law which may extend to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7.   Exemption from Registration Claimed.

             Not Applicable.

   Item 8.   Exhibits.

             The following exhibits have been filed (except where otherwise indicated) as part of this Registration Statement:

    Exhibit No.                         Exhibit

    (4.1)              WICOR, Inc. 1994 Long-Term
                       Performance Plan

    (4.2)              Form of Nonstatutory Stock
                       Option Agreement for use in
                       connection with the WICOR, Inc.
                       1994 Long-Term Performance Plan

    (4.3)              Form of Restricted Stock
                       Agreement for use in connection
                       with the WICOR, Inc. 1994 Long-
                       Term Performance Plan

    (4.4)              Restated Articles of
                       Incorporation of WICOR, Inc., as
                       amended (incorporated by
                       reference to Exhibit 3.1 to
                       WICOR, Inc.'s Annual Report on
                       Form 10-K for the year ended
                       December 31, 1992)

    (4.5)              Rights Agreement, dated as of
                       August 29, 1989, between WICOR,
                       Inc. and Manufacturers Hanover
                       Trust Company (n/k/a Chemical
                       Bank) (incorporated by reference
                       to Exhibit 4 to WICOR, Inc.'s
                       Current Report on Form 8-K,
                       dated as of August 29, 1989)

    (5)                Opinion of Foley & Lardner

    (23.1)             Consent of Arthur Andersen & Co.

    (23.2)             Consent of Foley & Lardner
                       (contained in Exhibit 5 hereto)

    (24)               Power of Attorney relating to
                       subsequent amendments (included
                       on the signature page to this
                       Registration Statement)

   Item 9.   Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

   provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on September 29, 1994.

                                      WICOR, INC.



                                      By:  /s/ George E. Wardeberg
                                           George E. Wardeberg
                                           President and Chief Executive
                                             Officer



             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints George E. Wardeberg and Joseph P. Wenzler, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Signatures                           Title               Date



    /s/ George E. Wardeberg           President, Chief       September 29, 1994
    George E. Wardeberg               Executive Officer and
                                      Director (Principal
                                      Executive Officer)

    /s/ Joseph P. Wenzler             Vice President,        September 29, 1994
    Joseph P. Wenzler                 Treasurer and Chief
                                      Financial Officer
                                      (Principal Financial
                                      Officer and Principal
                                      Accounting Officer)

    /s/ Wendell F. Bueche
    Wendell F. Bueche                        Director        September 29, 1994

    /s/ Willie D. Davis                      Director        September 29, 1994
    Willie D. Davis

    /s/ James L. Forbes                      Director        September 29, 1994
    James L. Forbes

    /s/ Jere D. McGaffey                     Director        September 29, 1994
    Jere D. McGaffey

    /s/ Daniel F. McKeithan, Jr.             Director        September 29, 1994
    Daniel F. McKeithan, Jr.

    /s/ Guy A. Osborn                        Director        September 29, 1994
    Guy A. Osborn

    /s/ Thomas F. Schrader                   Director        September 29, 1994
    Thomas F. Schrader

    /s/ Stuart W. Tisdale                    Director        September 29, 1994
    Stuart W. Tisdale

    /s/ Essie M. Whitelaw                    Director        September 29, 1994
    Essie M. Whitelaw

    /s/ William B. Winter                    Director        September 29, 1994
    William B. Winter

                                  EXHIBIT INDEX

                   WICOR, INC. 1994 LONG-TERM PERFORMANCE PLAN

    Exhibit No.                   Exhibit

    (4.1)        WICOR, Inc. 1994 Long-Term Performance
                 Plan

    (4.2)        Form of Nonstatutory Stock Option
                 Agreement for use in connection with
                 the WICOR, Inc. 1994 Long-Term
                 Performance Plan

    (4.3)        Form of Restricted Stock Agreement for
                 use in connection with the WICOR, Inc.
                 1994 Long-Term Performance Plan

    (4.4)        Restated Articles of Incorporation of
                 WICOR, Inc., as amended (incorporated
                 by reference to Exhibit 3.1 to WICOR,
                 Inc.'s Annual Report on Form 10-K for
                 the year ended December 31, 1992)

    (4.5)        Rights Agreement, dated as of August
                 29, 1989, between WICOR, Inc. and
                 Manufacturers Hanover Trust Company
                 (n/k/a Chemical Bank) (incorporated by
                 reference to Exhibit 4 to WICOR,
                 Inc.'s Current Report on Form 8-K,
                 dated as of August 29, 1989)

    (5)          Opinion of Foley & Lardner

    (23.1)       Consent of Arthur Andersen & Co.

    (23.2)       Consent of Foley & Lardner (contained
                 in Exhibit 5 hereto)

    (24)         Power of Attorney relating to
                 subsequent amendments (included on the
                 signature page to this Registration
                 Statement)